Exhibit 99.1

Contact:	Kevin Donovan
Bottomline Technologies
603-501-5240
kdonovan@bottomline.com

Bottomline Technologies Reports First Quarter Results

Revenue Growth Drives Profit

PORTSMOUTH, N.H. – October 27, 2005 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of payments and invoice automation software and services, today reported financial results for the first quarter ended September 30, 2005.

Revenues for the first quarter were $24.7 million compared with $21.7 million in the first quarter of last year. Net income for the first quarter was $147,000, or net income per share of $0.01, compared with net income of $679,000 and net income per share of $0.04 in the first quarter of last year. The quarterly results for the three months ended September 30, 2005 include approximately $1.7 million of expense associated with stock-based compensation as a result of Bottomline’s adoption on July 1, 2005 of accounting rules that require the expense recognition of all stock-based awards.

During the first quarter, operating expenses of $14.0 million included net acquisition-related amortization of intangible assets of $887,000 and stock-based compensation expense of $1.7 million. Excluding these acquisition-related and stock compensation items, non-GAAP net income for the first quarter was $2.7 million, equating to non-GAAP net income per share of $0.12, compared with non-GAAP net income of $1.6 million and non-GAAP net income per share of $0.09 for the first quarter of last year. The first quarter operating results represent an improvement of approximately $1.1 million in non-GAAP net income over the same period of last year.

“We are pleased with another strong quarter of customer acceptance resulting in year-over-year growth of orders, revenue and non-GAAP operating profit,” said Joe Mullen, CEO of Bottomline Technologies. “We believe that these operating results, combined with a strong cash position, provide the business with the foundation to capture future opportunities.”

Bottomline has presented supplemental non-GAAP financial measures as part of this earnings release. The non-GAAP financial measures exclude certain non-cash items, specifically amortization of intangible assets and stock compensation expense. The presentation of this information should not be considered in isolation to, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because it allows for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP measures internally to assess the ongoing performance of the company. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the periods ending September 30 is as follows:

	Three Months Ended September 30,
	(in thousands)
	2005	2004
GAAP Net Income	$147	$679
Amortization of Intangible Assets	887	886
Stock Compensation Expense	1,658	8

Non-GAAP Net Income	$2,692	$1,573

Customer Highlights:

•	Major North American organizations such as Investors Bank & Trust, DI Foodservice, Konica Minolta Business, Lennox International Inc., New York University and the Air Force Services Agency selected Bottomline’s solutions to automate financial processes.

•	Sprint/Nextel, the recently combined cellular providers, selected the company’s hosted Legal eXchange® solution to automate the receipt of legal invoices.

•	Received new orders during the quarter for Bottomline’s BACSTEL-IP software solutions from leading UK-based organizations such as O2, TK Maxx and First Title. Over 3,400 customers have now signed on to Bottomline’s BACSTEL-IP subscription offering.

•	Added new customers including Alticor, DR Horton, Pharmavite, Cincinnati Public Library, O’Charleys, Pearson Education and Pittsburgh Airport Authority to the list of organizations utilizing Bottomline’s document management solutions.

Corporate and Product Highlights:

•	Announced expanded functionality and new capabilities for Legal eXchange. Legal eXchange version 6.0 is a next-generation, Web-based legal spend management solution that enables corporate legal and insurance claims departments to streamline invoice management processes, reduce costs and gain better insight into outside counsel performance.

•

Announced the expansion of the Electronic Banking Platform with the release of WebSeries® Remote Hub to facilitate the secure, unattended transfer of payment-related information between corporate clients and banks. Other enhancements to the platform include new Pan-European payments and reporting capabilities, enabling European customers to consolidate multiple banking connections in anticipation of the new Single European Payments Area (SEPA) industry standard.

•	Bottomline’s Create!form product suite was named to the list of KMWorld Magazine’s “Trend-Setting Products of 2005.”

•	Announced the appointment of Jeffrey Leathe to the company’s Board of Directors. Mr. Leathe is the former executive vice president and chief financial officer of Apogent Technologies.

•	Announced the appointment of Michael Kosek as Vice President and General Manager, Financial Process Solutions North America. Mr. Kosek is the former General Manager of New England operations for Microsoft.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides payments and invoice automation software and services to organizations seeking more secure and efficient financial processes. The company remains at the forefront of delivering innovative solutions that complement and extend the value of existing financial processes, business relationships and back-office systems. These solutions have enabled world-leading corporations, banks and financial institutions to automate, manage and control processes involving payments and collections, invoice approval, cash flow, risk mitigation, reporting and document archival. For more information, please visit www.bottomline.com.

Bottomline Technologies, WebSeries, Create!form, Legal eXchange and the BT logo are registered trademarks of Bottomline Technologies, Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions and other risks described in our annual report on Form 10-K for the year ended June 30, 2005. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2005	2004
Revenues:
Software licenses	$3,256	$3,662
Service and maintenance	17,536	14,624
Equipment and supplies	3,886	3,461

Total revenues	24,678	21,747

Cost of revenues:
Software licenses	305	712
Service and maintenance (1)	7,536	5,814
Equipment and supplies	3,060	2,644

Total cost of revenues	10,901	9,170

Gross profit	13,777	12,577

Operating expenses:
Sales and marketing (1)	6,345	5,522
Product development and engineering (1)	2,514	2,283
General and administrative (1)	4,213	3,106
Amortization of intangible assets	887	886

Total operating expenses	13,959	11,797

Income (loss) from operations	(182)	780

Other income, net	639	57

Income before provision for income taxes	457	837
Provision for income taxes	310	158

Net income	$147	$679

Basic and diluted net income per share	$0.01	$0.04

Shares used in computing net income per share:
Basic	22,160	17,540
Diluted	23,242	18,314

Non-GAAP (excluding acquisition-related charges and stock compensation expense):(2)
Net income	$2,692	$1,573

Diluted net income per share	$0.12	$0.09

(1) Stock based compensation is allocated as follows:
Cost of revenues: service and maintenance	$127	$—
Sales and marketing	578	—
Product development and engineering	229	8
General and administrative	724	—

	$1,658	$8

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2005	June 30, 2005
Assets
Current assets:
Cash, cash equivalents and short-term investments	$86,802	$35,916
Accounts receivable	22,011	22,956
Other current assets	4,532	4,893

Total current assets	113,345	63,765

Property and equipment	7,025	6,940
Intangible assets	37,555	38,695
Other assets	765	1,041

Total assets	$158,690	$110,441

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,018	$6,094
Accrued expenses	8,170	9,381
Deferred revenue and deposits	18,801	20,738

Total current liabilities	33,989	36,213

Deferred revenue and deposits, non current	1,351	1,435

Total liabilities	35,340	37,648

Stockholders’ equity
Common stock	23	19
Additional paid-in-capital	233,037	182,534
Accumulated other comprehensive income	1,979	2,350
Treasury stock	(875)	(1,149)
Retained deficit	(110,814)	(110,961)

Total stockholders’ equity	123,350	72,793

Total liabilities and stockholders’ equity	$158,690	$110,441